UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒                Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

PEGASYSTEMS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Rogers Street

Cambridge, MA 02142

ADDITIONAL INFORMATION

REGARDING THE

2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2020

The following Notice of Change of Location (the “Notice”) relates to the proxy statement of Pegasystems Inc. (the “Company”) dated May 8, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Stockholders to be held on Tuesday, June 23, 2020 at 10:00 a.m. Eastern Daylight Time. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about June 4, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE

COMPANY’S PROXY STATEMENT DATED MAY 8, 2020

NOTICE OF CHANGE OF LOCATION TO VIRTUAL

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2020 AT 10:00 a.m. Eastern Daylight Time

Dear Stockholders,

In response to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Pegasystems Inc. (the “Company”) will now be held in a virtual meeting format only and will not be held at a physical location. The previously announced date and time of the Annual Meeting (June 23, 2020 at 10:00 a.m., Eastern Daylight Time) have not changed. The Company currently anticipates that its future Annual Meetings of Stockholders will be held in-person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of record at the close of business on April 17, 2020.

Registered stockholders will be admitted to the virtual Annual Meeting at www.meetingcenter.io/205111179 by entering the 15-digit control number found on their proxy card, voting instruction form or notice along with the password: PEGA2020.

Stockholders who own in “street name” will need to register in advance of the meeting by submitting proof of their legal proxy reflecting their Company holdings along with the stockholder’s name and email address. A legal proxy can be obtained by selecting “Attend Meeting in Person” on the voting website or contacting the stockholder’s broker. All requests must be submitted to Computershare no later than 5:00 p.m. EDT on June 18, 2020 either by email at legalproxy@computershare.com or by mail to Computershare, Pegasystems Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

We encourage you to log on 15 minutes prior to the start time for the Annual Meeting. Registered stockholders and stockholders who own in “street name” who register in advance will have the opportunity to vote their shares during the Annual Meeting by following the instructions available on the Annual Meeting website during the Annual Meeting, and to ask questions of management by following the instructions available on the Annual Meeting website during the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or Annual Meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting login page.

The Company encourages eligible stockholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy statement previously distributed. The proxy card included with the proxy materials previously distributed may continue to be used to vote shares in connection with the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting.

By Order of the Board of Directors,

Matthew J. Cushing

Vice President, Chief Commercial Officer,

General Counsel and Secretary